Exhibit 3.67

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES GEORGIA HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTEENTH DAY OF FEBRUARY, A.D. 2008, AT 5:57 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES GEORGIA HOLDINGS, LLC”.

4505196 8100H

121187322

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

Authentication: 9956954

Date: 11-01-12

Secretary of State

1776-Delaware – 1970

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:08 PM 02/14/2008

FILED 05:57 PM 02/14/2008

SRV 080164338 – 4505196FILE

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES GEORGIA HOLDINGS, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Georgia Holdings, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this      day of February, 2008.

ADVANCED DISPOSAL SERVICES

GEORGIA HOLDINGS, LLC

Michael A. Wodrich,

Authorized Person of Company